UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 10, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

On January 10, 2011, iGATE Corporation (the “Company”) announced that Pan-Asia iGATE Solutions, a company incorporated under the laws of Mauritius and a wholly-owned subsidiary of the Company (“iGATE Mauritius”), and iGATE Global Solutions Limited, a company incorporated under the laws of India and a wholly-owned indirect subsidiary of the Company (“iGATE India” and, together with iGATE Mauritius, the “Purchasers”) have entered into certain definitive agreements in connection with the acquisition (the “Acquisition”) of a majority equity interest in Patni Computer Systems Limited (“Patni”).

The Company and the Purchasers will also make a mandatory open offer to the public shareholders of Patni in accordance with the requirements of Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeover) Regulations, 1997, as amended, and a tender offer pursuant to the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission to purchase up to 20% of the fully diluted share capital of the Patni (collectively, the “Offer”).

The Company expects to close the Acquisition in the first half of 2011, although there can be no assurance the Acquisition will occur within the timeframe or at all. The terms and conditions of each of these definitive agreements are more fully described below.

Founders’ Purchase Agreement

The Purchasers and certain sellers acting through each of Mr. Gajendra K. Patni, Mr. Ashok K. Patni and Mr. Narendra K. Patni (collectively, the “Sellers”), have entered into a Share Purchase Agreement dated January 10, 2011 (the “Founders’ Share Purchase Agreement”), pursuant to which the Purchasers have agreed to purchase from Sellers 60,091,202 equity shares of Patni (the “Founders’ Shares”), representing 43.6% of the share capital of Patni on a fully diluted basis (the “Founders’ Acquisition”). The aggregate purchase consideration pursuant to the Founders’ Purchase Agreement is Rs. 30,255,920,207 (representing Rs. 503.50 per equity share).

The obligations of the parties to complete the Founders’ Acquisition are subject to the satisfaction of customary closing conditions, including, (i) expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or other applicable anti-trust laws, and the procuring of any applicable governmental approvals, (ii) the absence of any legal prohibition on the completion of the Acquisition, (iii) the Purchasers having received approvals from the Reserve Bank of India (“RBI”) for the acquisition of the Founders’ Shares, (iv) the completion of the Offer, (v) accuracy of the representations and warranties made by the Sellers and the Purchasers, (vi) the Sellers and the Purchasers not being in material breach of their respective agreements, conditions, covenants and obligations contained in the Founders’ Purchase Agreement, and (vii) the simultaneous consummation of the transactions contemplated by the GA Purchase Agreements (as defined below).

The Founders’ Purchase Agreement contains customary representations and warranties made by the Sellers and the Purchasers. The Sellers have also agreed to various covenants in the Founders’ Purchase Agreement, including, among other things, interim covenants (i) to exercise their voting rights such that the business of Patni and its subsidiaries will be carried on in all material respects in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the completion without the prior consent of Purchasers. The Founders’ Purchase Agreement prohibits the Sellers from soliciting or encouraging competing acquisition proposals. The parties may terminate the Founders’

Purchase Agreement on or prior to the completion date in certain circumstances, including upon written notice to the other party if the relevant closing conditions have not been satisfied on or before 270 days from the signing of the Founders’ Purchase Agreement.

The foregoing summary description of the Founders’ Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Founders’ Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

GA Purchase Agreements

iGATE Mauritius and General Atlantic Mauritius Limited, a company incorporated under the laws of Mauritius (“GA”), have entered into a Share Purchase Agreement dated January 10, 2011 (the “GA Share Purchase Agreement”), pursuant to which iGATE Mauritius has agreed to purchase from GA 2,752,081 equity shares of Patni (the “GA Shares”), representing 2.0% of the share capital of Patni on a fully diluted basis (the “GA Share Acquisition”). The aggregate purchase consideration for the GA Shares pursuant to the GA Share Purchase Agreement is Rs. 1,385,672,784 (representing Rs. 503.50 per equity share).

iGATE Mauritius and GA, have also entered into a Securities Purchase Agreement dated January 10, 2011 (the “GA Securities Purchase Agreement” and, together with the GA Share Purchase Agreement, the “GA Purchase Agreements”) pursuant to which iGATE Mauritius has agreed to purchase from GA 20,161,867 restricted American Depositary Shares representing 20,161,867 equity shares of Patni (the “GA ADSs”), constituting 14.6% of the share capital of Patni on a fully diluted basis (the “GA Securities Acquisition” and, together with the GA Share Acquisition, the “GA Acquisition”). The aggregate purchase consideration for the GA ADSs pursuant to the GA Securities Purchase Agreement is $224,045,465.35 (representing the U.S. dollar equivalent of Rs. 10,151,500,035 per equity share underlying the GA ADSs).

The obligations of the parties to complete the GA Acquisition are subject to the satisfaction of customary closing conditions, including, (i) expiration or termination of any waiting periods under the HSR Act or other applicable anti-trust laws, and the procuring of any applicable governmental approvals, (ii) the absence of any legal prohibition on the completion of the GA Acquisition, (iii) the completion of the Offer, (iv) accuracy of the representations and warranties made by GA and iGATE Mauritius, (v) GA and iGATE Mauritius not being in material breach of their respective agreements, conditions, covenants and obligations contained in the GA Purchase Agreements, (vi) the simultaneous consummation of the transactions contemplated by the Founders’ Purchase Agreement, (vii) in the case of the GA Share Acquisition, the simultaneous consummation of the sale of the GA ADSs under the GA Securities Purchase Agreement, and (viii) in the case of the GA Securities Acquisition, the simultaneous consummation of the sale of the GA Shares under the GA Share Purchase Agreement.

The GA Purchase Agreements contain customary representations and warranties made by the Sellers and Purchasers. Under the GA Purchase Agreements, the terms and conditions relating to GA’s exercise of its voting rights and conduct between the date of the GA Purchase Agreements and the completion date are substantially similar to those described above with respect to the Founders’ Purchase Agreement. The GA Purchase Agreements prohibit GA from soliciting or encouraging competing acquisition proposals. Further, the terms and conditions for termination of the GA Purchase Agreements on or prior to the completion date are substantially similar to those described above with respect to the Founders’ Purchase Agreement.

The foregoing summary description of the GA Purchase Agreements and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the GA Purchase Agreements, copies of which are attached hereto as Exhibits 2.2 and 2.3 and the terms of which are incorporated herein by reference.

Performance Guarantees

On January 10, 2011, the Company entered into guarantees (the “Guarantees”) pursuant to which the Company guarantees to the Sellers and GA the performance by iGATE Mauritius and iGATE India, as applicable, of their obligations under the Founders’ Purchase Agreement and the GA Purchase Agreements.

The foregoing summary description of the Guarantees and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Guarantees, copies of which are attached hereto as Exhibits 10.1 and 10.2 and the terms of which are incorporated herein by reference.

Debt Commitment Letter

Concurrently, and in connection with entering into the Founders’ Purchase Agreement and the GA Purchase Agreements, the Company entered into a commitment letter (the “Debt Commitment Letter”) with Jefferies Finance LLC (“Jefferies Finance”) and Royal Bank of Canada (“Royal Bank” and, together with Jefferies Finance, the “Commitment Banks”) pursuant to which, subject to the terms and conditions set forth therein, the Commitment Banks committed to provide (i) a $50 million revolving credit facility (the “Revolving Credit Facility”), and (ii) either (x) up to $700 million in aggregate principal amount of senior unsecured notes (the “Notes”) in a Rule 144A or other private placement or (y) if the Notes are not issued on or prior to the consummation of the Acquisition, up to $700 million of senior unsecured loans under a credit facility (the “Bridge Facility” and, together with the Revolving Credit Facility, the “Credit Facilities”). The proceeds from the Revolving Credit Facility will be used for general corporate purposes and the proceeds from the Notes or Bridge Facility will be used to pay a portion of the cash consideration for the Acquisition and to pay related fees and expenses. The Revolving Credit Facility will mature four and one half years from the effective date of the loan and the Notes will mature on the fifth anniversary of the effective date of the loan. The Bridge Facility will mature on the one year anniversary of the effective date of the loan and any unpaid principal will automatically convert to a term loan that matures four years following such conversion.

The foregoing summary description of the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Debt Commitment Letter, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions, iGATE Global Solutions Limited and the Sellers party thereto

2.2	Share Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions and General Atlantic Mauritius Limited

2.3	Securities Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions and General Atlantic Mauritius Limited

10.1	Performance Guarantee, dated as of January 10, 2011, by iGATE Corporation to the Sellers

10.2	Performance Guarantee, dated as of January 10, 2011, by iGATE Corporation to General Atlantic Mauritius Limited

10.3	Debt Commitment Letter, dated as of January 10, 2011, by and among iGATE Corporation, Jefferies Finance LLC and Royal Bank of Canada

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the proposed acquisition of Patni Computer Systems Limited. These forward-looking statements involve risks and uncertainties, many of which are beyond our control that could cause our actual results to differ materially from those indicated in any such forward-looking statements. Such factors include, but are not limited to, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed acquisition, and the risk factors set forth in our filings with the SEC, including our most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.

ADDITIONAL U.S.-RELATED INFORMATION

The description contained herein is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Patni Computer Systems Limited or

iGATE Corporation. iGATE Corporation intends to file tender offer documents with the SEC in connection with the proposed acquisition. Shareholders of Patni Computer Systems Limited shareholders should read those filings, and any other filings made by iGATE Corporation with the SEC in connection with the proposed acquisition, as they will contain important information. Those documents, when filed, as well as iGATE Corporation’s other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at iGATE Corporation’s website at www.igate.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/S/ MUKUND SRINATH
Name:	Mukund Srinath
Title:	Corporate Secretary

January 12, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions, iGATE Global Solutions Limited and the sellers party thereto

2.2	Share Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions and General Atlantic Mauritius Limited

2.3	Securities Purchase Agreement, dated as of January 10, 2011, by and amongst Pan-Asia iGATE Solutions and General Atlantic Mauritius Limited

10.1	Performance Guarantee, dated as of January 10, 2011, by iGATE Corporation to the Sellers

10.2	Performance Guarantee, dated as of January 10, 2011, by iGATE Corporation to General Atlantic Mauritius Limited

10.3	Debt Commitment Letter, dated as of January 10, 2011, by and among iGATE Corporation, Jefferies Finance LLC and Royal Bank of Canada